UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Harvard Bioscience, Inc.

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

April 16, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Harvard Bioscience, Inc. (the “Annual Meeting”) to be held on Thursday, May 17, 2007 at 11:00 a.m. local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

The Annual Meeting has been called for the purpose of (i) electing two Class I Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2010 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal; and (ii) to consider and vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 30, 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors of Harvard Bioscience, Inc. recommends that you vote “FOR” the election of the nominees of the Board of Directors as Directors of Harvard Bioscience, Inc.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY DECIDE TO CONTINUE TO HAVE YOUR SHARES VOTED AS YOU INSTRUCTED IN THE PROXY CARD OR YOU MAY WITHDRAW YOUR PREVIOUSLY COMPLETED PROXY AND VOTE YOUR SHARES IN PERSON.

Sincerely,

Chane Graziano

Chairman and Chief Executive Officer

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

(508) 893-8999

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 17, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Harvard Bioscience, Inc. (the “Company”) will be held on Thursday, May 17, 2007, at 11:00 a.m. local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109 (the “Annual Meeting”), for the purpose of considering and voting upon:

1.	The election of two Class I Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2010 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal; and

2.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 30, 2007 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

By Order of the Board of Directors,

Chane Graziano

Secretary, Chairman and Chief Executive Officer

Holliston, Massachusetts

April 16, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY DECIDE TO CONTINUE TO HAVE YOUR SHARES VOTED AS YOU INSTRUCTED IN THE PROXY CARD OR YOU MAY WITHDRAW YOUR PREVIOUSLY COMPLETED PROXY AND VOTE YOUR SHARES IN PERSON.

Harvard Bioscience, Inc.

Notice of 2007 Annual Meeting of Stockholders,

Proxy Statement and Other Information

HARVARD BIOSCIENCE, INC.

84 October Hill Road

Holliston, Massachusetts 01746-1371

(508) 893-8999

PROXY STATEMENT

Annual Meeting of Stockholders to Be Held on Thursday, May 17, 2007

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Harvard Bioscience, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 17, 2007 at 11:00 a.m. local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon:

1.	The election of two Class I Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2010 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal; and

2.	Such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 16, 2007, in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 30, 2007 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of Common Stock, par value $.01 per share, of the Company (the “Common Stock”) of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 30,568,408 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 205 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or their nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Directors are elected by a plurality of the votes cast if a quorum is present. In a plurality election, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. This means that the two persons receiving the highest number of “FOR” votes will be elected as Directors. Abstentions and broker non-votes will be counted for the purpose of determining a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. We encourage you to vote by returning your proxy or voting instruction form. This ensures that your shares will be voted at the meeting and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the annual meeting.

Any record holder may attend the annual meeting in person and may revoke the enclosed proxy at any time by: (i) executing and delivering to the corporate secretary a later-dated proxy; (ii) delivering a written revocation to the corporate secretary before the meeting; or (iii) voting in person at the annual meeting.

Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the annual meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of common stock on their behalf in order to obtain a “legal proxy”, which will allow them to vote in person at the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions to the contrary are not given therein, properly executed proxies will be voted FOR the election of the nominees for Director listed in this Proxy Statement. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

The Annual Report to Shareholders of the Company, including consolidated financial statements for the year ended December 31, 2006, is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of seven members and is divided into three classes of Directors, with two Directors in Class I, two Directors in Class II and three Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company’s stockholders at each annual meeting to succeed the Directors of the same class whose terms are then expiring.

At the Annual Meeting, two Class I Directors will be elected to serve until the 2010 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal.

At the recommendation of the Governance Committee, the Board of Directors has nominated Robert Dishman and Neal J. Harte for election as the Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of Messrs. Dishman and Harte. The nominees have agreed to stand for election and, if elected, to serve as Directors. However, if any person nominated by the Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person or persons as the Governance Committee and the Board of Directors may recommend.

Vote Required

The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for the election of each nominee as a Director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS: ROBERT DISHMAN AND NEAL J. HARTE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO WITHHOLD OR TO THE CONTRARY ARE GIVEN.

INFORMATION REGARDING DIRECTORS

Set forth below is certain information regarding the Directors and executive officers of the Company, including the Class I Directors who have been nominated for election at the Annual Meeting, based on information furnished to us by each Director and executive officer. The Board of Directors has determined that all of the Director nominees and incumbent Directors listed below are “independent” as such term is currently defined in the applicable listing standards of the National Association of Securities Dealers, Inc. (the Nasdaq listing standards), except for Messrs. Graziano and Green who are also executive officers of the Company. In making its independence determination regarding Mr. Kennedy, the Board of Directors considered the fact that Mr. Graziano serves as a director of Nova Ventures Corporation, which employs Mr. Kennedy as its President and Chief Financial Officer. The following information is current as of February 28, 2007:

Directors of Harvard Bioscience, Inc.

Name	Age	Position with the Company	Director Since
Class I Directors—Term expires 2007
Robert Dishman* (2)(3)	62	Director	2000
Neal J. Harte* (1)(3)	63	Director	2004

Class II Directors—Term expires 2008
David Green	42	President and Director	1996
John F. Kennedy (1)(2)	58	Director	2000

Class III Directors—Term expires 2009
Chane Graziano	68	Chairman and Chief Executive Officer	1996
Earl R. Lewis (2)(3)	63	Director	2000
George Uveges (1)	59	Director	2006

*	Nominees for election.
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Governance Committee

Nominees for Election as Class I Directors—Term Expires 2010

Robert Dishman has served as a Director of the Company since October 2000 and currently serves as Chairman of the Compensation Committee and is a member of the Governance Committee. Since 2002, Mr. Dishman has served as the Chief Executive Officer and President of Molecular Recognition, Inc., a private investment company. From 2000 to 2002, Mr. Dishman had served as the Chief Executive Officer of Serenex, Inc., an integrated oncology-focused drug discovery and development company. From 1994 to 2000, Mr. Dishman served in various positions with Dyax Corp (formerly Biotage, Inc.), a biological research and drug discovery company, including Executive Vice President and Director of Dyax Corp and President of Dyax Separations Division a manufacturer and distributor of chemical separations products. Mr. Dishman is currently the non-executive chairman of Xcellerex LLC. Mr. Dishman holds a Ph.D. in Analytical Chemistry from the University of Massachusetts Amherst.

Neal J. Harte has served as a Director of the Company since February 2004 and is a member of the Audit Committee and the Governance Committee. Since 2003, Mr. Harte has served as the President of the TACS Group, a consulting firm. From 2002 to 2003, Mr. Harte served as the Executive Vice President and Vice Chairman of Vitale, Caturano & Company. From 1974 to 2002, Mr. Harte served as the President of Harte, Carucci & Driscoll, P.C., a CPA firm. Mr. Harte serves on the Board of Trustees of Winchester Savings Bank. Mr. Harte is a member of the American Institute of Certified Public Accountants and served as a Council at Large. Mr. Harte holds a B.S. degree in accounting from Boston College and holds a M.S. in taxation from Bentley College.

Incumbent Class II Directors—Term Expires 2008

David Green has served as the Company’s President and a member of the Board of Directors of the Company since March 1996. Prior to joining the Company, Mr. Green was a strategy consultant with Monitor Company, a strategy consulting company, in Cambridge, Massachusetts and Johannesburg, South Africa from June 1991 until September 1995 and a brand manager for household products with Unilever PLC, a packaged consumer goods company, in London from September 1985 to February 1989. Mr. Green graduated from Oxford University with a B.A. Honors degree in physics and holds a M.B.A. degree with distinction from Harvard Business School.

John F. Kennedy has served as a Director of the Company since October 2000 and currently serves as Chairman of the Audit Committee and is a member of the Compensation Committee. Since June 2006, Mr. Kennedy has served as President and Chief Financial Officer of Nova Ventures Corporation, the management company providing executive management services to the operating companies of Nova Holdings LLC, Nova Analytics Corporation and Nova Technologies Corporation. From July 2002 to June 2006, Mr. Kennedy served as the President and Chief Financial Officer of Nova Analytics Corporation, a worldwide supplier and integrator of analytical instruments. From August 1999 to April 2002, Mr. Kennedy served as the Senior Vice President, Finance, Chief Financial Officer and Treasurer of RSA Security Inc., an e-business security company. Prior to joining RSA Security, Mr. Kennedy was Chief Financial Officer of Decalog, NV, a developer of enterprise investment management software, from 1998 to 1999. From 1993 to 1998, Mr. Kennedy served as Vice President of Finance, Chief Financial Officer and Treasurer of Natural MicroSystems Corporation, a telecommunications company. Mr. Kennedy holds an M.S.B.A. in Accounting from the University of Massachusetts Amherst.

Incumbent Class III Directors—Term Expires 2009

Chane Graziano has served as the Company’s Chairman of the Board of Directors and Chief Executive Officer of the Company since March 1996. Prior to joining the Company, Mr. Graziano served as the President of Analytical Technology Inc., an analytical electrochemistry instruments company, from 1993 to 1996 and as the President and Chief Executive Officer of its predecessor, Analytical Technology Inc.-Orion, an electrochemistry instruments and laboratory products company, from 1990 until 1993. Mr. Graziano served as the President of Waters Corporation, an analytical instrument manufacturer, from 1985 until 1989. Mr. Graziano has over 43 years experience in the laboratory products and analytical instruments industry. Mr. Graziano serves on the Board of Directors of Nova Holdings LLC and certain of its subsidiaries, including Nova Ventures Corporation, and Advion BioSciences, Inc.

Earl R. Lewis has served as a Director of the Company since October 2000 and currently serves as Chairman of the Governance Committee and is a member of the Compensation Committee. Mr. Lewis has served as the Chairman, Chief Executive Officer and President of FLIR Systems, Inc., a designer, manufacturer and marketer of thermal imaging and infrared camera systems, since November 2000. Mr. Lewis previously served in various capacities with Thermo Instrument Systems, Inc. (now merged into Thermo Electron Corporation) beginning in 1986 and was subsequently named President in 1997 and Chief Executive Officer in 1998. Thermo Electron Corporation develops, manufactures and markets measuring and controlling devices. Mr. Lewis formerly was Chairman of Thermo BioAnalysis Corporation, Thermo Vision Corporation, Thermo Optek Corporation, ThermoQuest Corporation, each of which is a developer of laboratory analytical instruments, and ONIX Systems, Inc., a developer of measuring and controlling devices. Mr. Lewis currently serves on the Board of Directors of Seahorse Bioscience, Inc. and American DG, Inc. Mr. Lewis also serves on the Board of Trustees of Dean College and New Hampton School.

George Uveges has served as a Director of the Company since March 2006 and is a member of the Audit Committee. Mr. Uveges is the founder and principal in the Tallwood Group, an angel-investing firm that provides financial and management advisory services in addition to investment capital. From 2001 to 2004, Mr. Uveges served as the President and Chief Executive Officer of TranXenoGen, Inc., a development stage biotechnology company that was listed on the Alternative Investment Market of the London Stock Exchange during that period. He was also a Director of that company from 2001 to 2005. Mr. Uveges was, from 2000 to 2001, the Chief Operating Officer of BioSource International, Inc., a publicly held company engaged in developing a broad-based offering of life science tools. Mr. Uveges serves on the Board of Directors of MFIC Corporation. Mr. Uveges is a member of the American Institute of Certified Public Accountants, Financial Executives International and the National Association of Corporate Directors. Mr. Uveges holds a B.B.A. from Cleveland State University and an M.B.A. from Baldwin Wallace College.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors of the Company held seven meetings during the year ended December 31, 2006. During the year ended December 31, 2006 each of the Directors attended at least 75% of the total number of meetings of the Board of Directors (held during the period for which he has been a director) and of the committees of which he was a member (during the periods that he served). The Board of Directors encourages Directors to attend in person the Annual Meeting, or Special Meeting in Lieu thereof, of Stockholders of the Company or, if unable to attend in person, to participate by other means, if practicable. In recognition of this policy, the Board of Directors typically schedules a regular meeting of the Board of Directors to be held on the date of, and immediately following, the Annual Meeting of Stockholders. All of the Directors in office at the time attended, either in person or by telephone, the 2006 Annual Meeting of Stockholders, which was held on May 18, 2006.

The Board of Directors has established an Audit Committee (the “Audit Committee”), a Compensation Committee (the Compensation Committee”), and a Governance Committee (the “Governance Committee”).

Audit Committee

The Audit Committee operates under a written charter that sets forth its duties and responsibilities. The purposes of the Audit Committee are to oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements; take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent registered public accounting firm; and prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

In accordance with its charter, the Audit Committee, among other things, approves the engagement of the independent registered public accounting firm, reviews the plans and results of the audit engagement with the independent registered public accounting firm, approves professional services provided by the independent auditors, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees, reviews the adequacy of the Company’s internal control over financial reporting and performs such other oversight functions as may be requested from time to time by the Board of Directors.

The Audit Committee charter also sets forth the standards, policies and procedures that the Company follows for the review approval or ratification of any related person transaction that the Company is required to report pursuant to Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission. Under the Audit Committee charter, the Audit Committee shall conduct an appropriate review of these related person transactions on an ongoing basis, and the approval of the Audit Committee shall be required for all such transactions.

The Audit Committee currently consists of Messrs. Harte, Kennedy and Uveges, and Mr. Kennedy serves as the Chairman. The Board of Directors has determined that Messrs. Harte, Kennedy and Uveges are “independent” as such term is currently defined in the Nasdaq listing standards, meet the criteria for independence set forth under the rules of the Securities and Exchange Commission, and are able to read and understand fundamental financial statements. The Board of Directors has also determined that each of Messrs. Harte, Kennedy and Uveges qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. The Audit Committee met ten times during the year ended December 31, 2006.

The Audit Committee Charter is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Compensation Committee

The Compensation Committee operates under a written charter that sets forth its duties and responsibilities. The Compensation Committee reviews and recommends the compensation arrangements for the Company’s senior executive officers, determines the options or stock to be granted to eligible persons under the Company’s Amended and Restated 2000 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans.

The Compensation Committee currently consists of Messrs. Dishman, Kennedy and Lewis, and Mr. Dishman serves as the Chairman. The Board of Directors has determined that Messrs. Dishman, Kennedy and Lewis are “independent” as such term is currently defined in the Nasdaq listing standards. The Compensation Committee met five times during the year ended December 31, 2006.

The Compensation Committee Charter is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Governance Committee

The Governance Committee operates under a written charter that sets forth its duties and responsibilities. In accordance with its charter, the Governance Committee is responsible for identifying individuals qualified to become board members, consistent with criteria recommended by the Governance Committee and approved by the Board, and recommending that the Board select the director nominees for election at each annual meeting of stockholders. The Governance Committee is also responsible for assisting the Board with such corporate governance matters as the Board may request.

In identifying and evaluating nominees for the Board, the Governance Committee may solicit recommendations from any or all of the following sources: non-management directors, the Chairman and Chief Executive Officer, other executive officers, third-party search firms or any other source it deems appropriate. In addition, the Governance Committee has established a policy that it will review and consider any Director candidates who have been recommended by securityholders in compliance with certain procedures established by the Governance Committee. The procedures to be followed by securityholders in submitting such recommendations are described in the section entitled “Submission of Securityholders Recommendations for Director Candidates” beginning on page 27 of this Proxy Statement. The Governance Committee will review and evaluate the qualifications of any such proposed Director candidate, and conduct inquiries it deems appropriate.

The Governance Committee will evaluate all such proposed Director candidates, including those recommended by securityholders in compliance with the procedures established by the Governance Committee, in the same manner, with no regard to the source of the initial recommendation of such proposed Director candidate. When considering a potential candidate for membership on the Board of Directors, the Governance Committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board of Directors, all facts and circumstances that the Governance Committee deems appropriate or advisable, including, among other things, the skills of the proposed Director candidate, his or her availability, depth and breadth of business experience or other background characteristics, his or her independence and the needs of the Board of Directors. At a minimum, each nominee must have high personal and professional integrity, have demonstrated ability and judgment, and be effective, in conjunction with the other Directors and nominees, in collectively serving the long-term interests of the stockholders. In addition, the Governance Committee will recommend that the Board select persons for nomination to help ensure that a majority of the Board shall be “independent” in accordance with the Nasdaq listing standards and each of its Audit, Compensation and Governance Committees shall be comprised entirely of independent directors; provided, however, in accordance with the Nasdaq listing standards, under exceptional and limited circumstances, if a committee has at least three members, the Board may appoint one individual to such committee who does not satisfy the independence standards. The Governance Committee also may consider whether the nominee has direct experience in the biotechnology, pharmaceutical and/or life sciences industries or in the markets in which the Company operates and whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

The current members of the Governance Committee are Messrs. Dishman, Harte and Lewis, and Mr. Lewis is the Chairman. The Board of Directors has determined that Messrs. Dishman, Harte and Lewis are “independent” as such term is currently defined in the Nasdaq listing standards. The Governance Committee met two times during the year ended December 31, 2006.

The Governance Committee Charter is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. Please note that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filing with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed incorporated by reference into any such filing.

The undersigned members of the Audit Committee of the Board of Directors of the Company submit this report in connection with the committee's review of the financial reports for the fiscal year ended December 31, 2006 as follows:

1.	The Audit Committee has reviewed and discussed with management the audited financial statements for the Company for the fiscal year ended December 31, 2006.

2.	The Audit Committee has discussed with representatives of KPMG LLP the matters required to be discussed with them by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.	The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

John F. Kennedy, Chairman

Neal J. Harte

George Uveges

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on its Board. In setting director compensation, we consider the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board.

Directors who are also employees of the Company receive no additional compensation for service as a Director. Non-employee Directors receive the compensation described below.

Each non-employee Director is entitled to receive a non-qualified stock option to purchase 25,000 shares of the Company’s common stock vesting annually over three years and granted on the fifth business day following his or her initial election to the Board and an annual retainer consisting of (a) $12,000 paid in four equal quarterly installments and (b) a non-qualified stock option to purchase 2,500 shares of the Company’s common stock vesting annually over three years and granted on the fifth business day following each annual meeting of stockholders.

Each non-employee Director member of the Audit Committee is entitled to receive an additional annual retainer of $6,000 paid in four equal quarterly installments and an option to purchase 2,500 shares of the Company’s common stock vesting annually over three years and granted on the fifth business day following each annual meeting of stockholders.

Each non-employee Director member of the Compensation Committee is entitled to receive an additional annual retainer of $2,000 paid in four equal quarterly installments.

Each non-employee member of the Governance Committee is entitled to receive an additional annual retainer of $2,000 paid in four equal quarterly installments.

In addition, each Committee Chairman is entitled to receive an additional retainer of $2,000 paid in four equal quarterly installments.

Non-employee Directors are reimbursed for their expenses incurred in connection with attending Board and committee meetings.

Director Compensation Table

The following table presents the compensation provided by the Company to the non-employee directors who served during the year ended December 31, 2006.

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	Total
Robert Dishman (3)	$18,000	$17,976	$35,976
Neal J. Harte (4)	20,000	32,323	52,323
John F. Kennedy (5)	22,000	21,210	43,210
Earl R. Lewis (6)	18,000	12,791	30,791
George Uveges (7)	13,500	22,717	36,217

(1)	Chane Graziano, the Company’s Chairman of the Board and Chief Executive Officer and David Green, the Company’s President are not included in this table as they are employees of the Company and thus receive no compensation for their services as Directors. The compensation received by Messrs. Graziano and Green as employees of the Company are shown in the Summary Compensation Table on page 16.
(2)	Amounts shown do not reflect compensation actually received by the directors. Instead the amounts shown, reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), Share-Based Payment, disregarding the estimate of forfeitures. These compensation costs reflect option awards granted in and prior to fiscal 2006. Assumptions used in the calculation of this amount are included in Note 15 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.
(3)	The grant date fair value, disregarding the estimate of forfeitures, of the option to purchase 2,500 shares of the Company’s common stock granted to Mr. Dishman on May 25, 2006 was $7,494. As of December 31, 2006, Mr. Dishman had 65,000 options to purchase shares of the Company’s common stock outstanding.
(4)	The grant date fair value, disregarding the estimate of forfeitures, of the option to purchase 5,000 shares of the Company’s common stock granted to Mr. Harte on May 25, 2006 was $14,988. As of December 31, 2006, Mr. Harte had 47,500 options to purchase shares of the Company’s common stock outstanding.
(5)	The grant date fair value, disregarding the estimate of forfeitures, of the option to purchase 5,000 shares of the Company’s common stock granted to Mr. Kennedy on May 25, 2006 was $14,988. As of December 31, 2006, Mr. Kennedy had 70,000 options to purchase shares of the Company’s common stock outstanding.
(6)	The grant date fair value, disregarding the estimate of forfeitures, of the option to purchase 2,500 shares of the Company’s common stock granted to Mr. Lewis on May 25, 2006 was $7,494. As of December 31, 2006, Mr. Lewis had 57,500 options to purchase shares of the Company’s common stock outstanding.
(7)	The grant date fair value, disregarding the estimate of forfeitures, of (a) the option to purchase 25,000 shares of the Company’s common stock granted to Mr. Uveges on March 24, 2006 was $79,598 and (b) the option to purchase 5,000 shares of the Company’s common stock granted to Mr. Uveges on May 25, 2006 was $14,988. As of December 31, 2006, Mr. Uveges had 30,000 options to purchase shares of the Company’s common stock outstanding.

COMPENSATION DISCUSSION AND ANALYSIS

Our compensation philosophy is designed to support our key objective of creating value for our shareholders by growing our revenues, growing our U.S. GAAP and non-GAAP adjusted earnings per diluted share, increasing our total market capitalization and growing our share price. Our Compensation Committee is responsible for establishing and approving the compensation for all executive officers of the Company.

This Compensation Discussion and Analysis explains our compensation objectives, policies and practices with respect to our Chairman and Chief Executive Officer, Chief Financial Officer and the other three most highly-compensated executive officers as determined in accordance with applicable SEC rules, which are collectively referred to as the named executive officers.

Objectives of Our Executive Compensation Programs

Our compensation programs for our named executive officers are designed to achieve the following objectives:

•	attract and retain high performing and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executives and stockholders by motivating executives to increase stockholder value and rewarding executives when stockholder value increases;

•	foster a shared commitment among executives by coordinating their Company and individual goals; and

•	motivate our executives to manage our business to meet our short and long-term objectives, and reward them for meeting these objectives.

Peer Group Information and Benchmarking

In connection with compensation decisions, our Compensation Committee, with the assistance of the Chairman and Chief Executive Officer and other Company employees, reviewed market compensation data of our peer group as reported by Radford, a division of Aon Consulting Inc., in the nationally recognized Radford Biotechnology Survey. Our Chairman and Chief Executive Officer, in consultation with the chairman of our Compensation Committee, selected the peer group of companies to be utilized for purposes of benchmarking, which included all companies in the survey with a total headcount of 150-499 employees. In total, including companies inside and outside of our peer group, there were over 500 companies in the survey. We use the peer group compensation data primarily to ensure that the total direct compensation for senior management is within a reasonable range of comparative pay of the peer group companies. While peer group market data provides a useful starting point for compensation decisions, our Compensation Committee also takes into account factors such as level of responsibility, prior experience and individual performance in arriving at final compensation decisions.

The elements of executive compensation include base salary, annual cash incentive bonuses, employment agreements, long-term equity incentive compensation and broad-based benefits programs.

Base Salary

We pay our executives a base salary, which we review and determine annually. We believe that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. We also believe that attractive base salaries can motivate and reward executives for their overall performance. Although base salaries are established in part based on the individual experience, skills and expected contributions during the coming year of our executive and our executive’s performance during the prior year, we do not view base salaries as primarily serving our objective of paying for performance.

In 2006, we increased the base salaries of our named executive officers as follows: Mr. Graziano’s base salary increased from $455,000 to $486,000 per year, Mr. Chicoyne’s base salary increased from $175,000 to $200,000 per year, Mr. Green’s base salary increased from $375,000 to $400,000 per year, Ms. Luscinski’s base salary increased from $235,000 to $250,000 per year and Mr. Norige’s base salary increased from $175,000 to $190,000 per year. Mr. Chicoyne’s and Mr. Norige’s base salaries were increased in order to remain competitive based on our review of market data and maintain a base salary structure among our executives that, in our judgment, appropriately reflects their respective roles and responsibilities. The base salaries of our other executives reflected 6% to 7% increases.

Our executives’ base salaries reflect the initial base salaries that we negotiated with each of our executives at the time of his or her initial employment or promotion and our subsequent adjustments to these amounts to reflect market increases, our growth, our executives’ performance and increased experience, any changes in our executives’ roles and responsibilities and other factors. The initial base salaries that we negotiated with our executives were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive, the base salaries of our existing executives and other factors.

Annual Cash Incentive Bonuses

Consistent with our emphasis on performance incentive compensation programs, our executives are eligible to receive annual cash incentive bonuses primarily based upon our Company meeting certain growth targets, which are measured by exceeding non-GAAP earnings per diluted share growth targets. The primary objective of our annual cash incentive bonuses is to motivate and reward our named executive officers for meeting our short-term objectives.

We have structured our annual cash incentive bonuses in a manner so that they may represent a meaningful portion of our executives’ currently paid out cash compensation. In establishing these levels, in addition to considering the incentives that we want to provide to our executives, we also consider the bonus levels for comparable positions at similarly situated companies and our historical practices.

In 2006, we adopted the Harvard Bioscience, Inc. 2006 Corporate Bonus Plan, which provided for cash bonuses to be paid to certain of our employees, including Messrs . Graziano, Green and Chicoyne and Ms. Luscinski. Bonuses were only payable if we achieved non-GAAP adjusted earnings per diluted share from continuing operations for the year ended December 31, 2006 in excess of $0.22 per share, which was consistent with the guidance we initially provided for 2006 results at the beginning of the year. If the target non-GAAP adjusted earnings per diluted share from continuing operations was achieved, then we were to create an aggregate bonus pool equal to one-third of our non-GAAP adjusted operating income in excess of the minimum non-GAAP operating income that we would have needed in order to achieve the target non-GAAP adjusted earnings per diluted share from continuing operations . The participants under the bonus plan were then entitled to participate in this bonus pool based on the participation percentages established in the plan subject to the right of the Compensation Committee, in its sole discretion, to reduce or increase the size of any or all bonuses otherwise payable under the bonus plan for any reason. Under the bonus plan, the participation percentages of the named executive officers entitled to participate in the plan were approximately as follows:

Name	2006 Corporate Bonus Plan Participation Percentage
Chane Graziano	43.7%
David Green	36.0%
Bryce Chicoyne	9.0%
Susan M. Luscinski	11.3%

If the target non-GAAP adjusted earnings per diluted share from continuing operations had not been achieved, then no bonuses would have been be paid under the bonus plan. In 2006, our non-GAAP adjusted earnings per diluted share from continuing operations exceeded the target contained in the bonus plan and, accordingly, a bonus pool was formed. Based on recommendations from our Chairman and Chief Executive Officer, the Compensation Committee exercised its discretion under the bonus plan to pay the named executive officers less than they otherwise would have been entitled to under the bonus plan in order to maintain cash bonuses and total cash compensation within a reasonable range of comparative pay of our peers. The bonus plan, as initially established, did not have a maximum limit on the amount of the bonuses to be paid thereunder, in part, because of the discretion retained by the Compensation Committee under the bonus plan to reduce any amounts paid thereunder in its discretion.

Mr. Norige’s bonus for 2006 was discretionary, however, in determining his bonus payment for 2006, we primarily considered the 2006 operating results compared to certain pre-defined targets and budgets for the Harvard Apparatus Business Unit.

In 2006, bonuses earned by our named executive officers were as follows: Mr. Graziano $282,000, Mr. Chicoyne $59,000, Mr. Green $233,000, Ms. Luscinski $73,000 and Mr. Norige $95,000.

Employment Agreements

We have entered into employment agreements with Messrs. Graziano, Chicoyne and Green and Ms. Luscinski. The agreements require us to provide certain payments and benefits to these executives in the event of a termination of the executive’s employment by us without cause, by the executive for good reason or upon death or disability. In return, each executive covenants not to compete or solicit our employees for one year following the termination of employment, and, in certain circumstances, severance payments cease if the executive violates these covenants. We believe that because the severance level is negotiated up front, it makes it easier for our board to terminate executives for performance reasons without the need for protracted negotiation over severance.

The employment agreements with our named executive officers also provide change-in-control benefits. In the event we were to undergo a change-in-control, our employment agreements provide for full vesting of all equity awards granted to our executives upon the change-in-control. We believe that it is fair to provide for accelerated vesting because equity grants provide such a high proportion of our total compensation. Very often, senior management lose their jobs in connection with a change-in-control. By agreeing up front to protect our executive officers from losing their equity in the event of a change-in-control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change-in-control. This protection also aligns the interests of our executive officers with that of our shareholders.

See “Potential Payments Upon Termination or Change-in-Control” for a summary of the employment agreements.

Long-Term Equity Incentive Compensation

We grant long-term equity incentive awards in the form of stock options to executives as part of our total compensation package. We place a significant emphasis on performance-based incentive compensation. These awards represent a significant portion of total executive compensation. We use long-term equity incentive awards in order to align the interests of our executives and our stockholders by providing our executives with strong incentives to increase stockholder value and a significant reward for doing so. Currently, we have elected to use stock options as opposed to restricted stock or other forms of equity awards because we believe they derive value exclusively from increases in stockholder value. Our decisions regarding the amount and type of long-term equity incentive compensation and relative weighting of these awards among total executive compensation have also been based on our understanding of market practices of our peer group and takes into account additional factors such as level of responsibility, experience and individual performance.

Stock option awards provide our executive officers with the right to purchase shares of our common stock at a fixed exercise price typically for a period of up to ten years, subject to continued employment with our Company. Stock options are earned on the basis of continued service to us and generally vest over four years, with one-fourth vesting on the first day of January, following the grant date, then pro-rata vesting annually thereafter. Stock option awards are made pursuant to our Amended Restated 2000 Stock Option and Incentive Plan, or our 2000 Plan. See “Potential Payments Upon Termination or Change-in-Control” for a discussion of the change-in-control provisions related to stock options.

The exercise price of each stock option granted under our 2000 Plan is based on the fair market value of our common stock on the grant date. The fair market value of our common stock is defined as the closing market price of a share of our common stock on the date of grant. We do not have any program, plan or practice of setting the exercise price based on a date or price other than the fair market value of our common stock on the grant date.

We have granted all of our stock options to executives as incentive stock options, with the exception of Mr. Graziano, under Section 422 of the Internal Revenue Code of 1986, as amended, subject to the volume limitations contained in the Internal Revenue Code. Generally, for stock options that do not qualify as incentive stock options, we are entitled to a tax deduction in the year in which the stock options are exercised equal to the spread between the exercise price and the fair market value of the stock for which the stock option was exercised. The holders of the stock options are generally taxed on this same amount in the year of exercise. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than he or she would for a non-qualified stock option. Historically, we have granted primarily incentive stock options in order to provide these potential tax benefits to our executives and other employees.

We have generally made grants to our named executive officers on an annual, basis. In 2006, we considered a number of factors in determining what, if any, stock options to grant to our executives, including:

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by our executives;

•	the vesting schedule of the unvested stock options held by our executives;

•	the annual impact of SFAS No. 123(R) stock-based compensation expense on the 2006 stock option grants to our executives; and

•	the amount and percentage of our total equity on a diluted basis held by our executives.

In 2006, we granted stock options to our named executive officers as follows: Mr. Graziano 300,000 stock options, Mr. Chicoyne 100,000 stock options, Mr. Green 200,000 stock options, Ms. Luscinski 100,000 stock options and Mr. Norige 75,000 stock options.

Broad-Based Benefits Programs

All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical coverage, dental coverage, disability insurance and life insurance, and our 401(k) plan.

REPORT OF THE COMPENSATION COMMITTEE

We, the Compensation Committee of the Board of Directors of Harvard Bioscience, Inc., have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the Company, and, based on such review and discussion, have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and, through incorporation by reference from this Proxy Statement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee:

Robert Dishman, Chairman

John F. Kennedy

Earl R. Lewis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

John F. Kennedy is the President and Chief Financial Officer of Nova Ventures Corporation and Chane Graziano, the Chairman and Chief Executive Officer of the Company, has served on the Board of Directors of Nova Holdings LLC and certain of its subsidiaries, including Nova Ventures Corporation, since March 2003.

EXECUTIVE AND DIRECTOR COMPENSATION PROCESS

Our Compensation Committee has the authority to determine all compensation payable to our executive officers. Our Chairman and Chief Executive Officer makes recommendations to our Compensation Committee regarding the compensation of all executive officers, excluding his own, but our Compensation Committee is ultimately responsible for approving this compensation. As noted above, in 2006, our Chairman and Chief Executive Officer and Compensation Committee reviewed market compensation data provided by The Radford Biotechnology Survey in making recommendations and approving the compensation paid to our executive officers in 2006. Our Chairman and Chief Executive Officer, in consultation with the chairman of our Compensation Committee, identified the comparable positions for each of our executive officers in the survey based on their positions and responsibilities, and selected the peer group of companies to be utilized for purposes of benchmarking, which included all companies in the survey with a total headcount of 150-499 employees. Our Chairman and Chief Executive Officer then presented information to our Compensation Committee, which included: (1) a list of the companies included in The Radford Biotechnology Survey, (2) individual surveys of responsibilities identifying the key responsibilities of each of our executive officers, (3) individual position matching and professional experience summaries which compared the responsibilities and prior year compensation of each executive officer to the typical responsibilities and average prior year compensation of persons serving in the most comparable position in The Radford Biotechnology Survey, and (4) our Chairman and Chief Executive Officer’s recommendations of compensation for each of our executive officers for 2006, other than himself. Our Chairman and Chief Executive Officer also recommended the terms of our 2006 Corporate Bonus Plan to our Compensation Committee. Our Compensation Committee then, after considering the recommendations made by our Chairman and Chief Executive Officer, determined the actual compensation to pay to each of our executive officers, including our Chief Executive Officer, and the terms of our 2006 Corporate Bonus Plan.

Our Board of Directors has the authority to approve all compensation payable to our directors, although our Compensation Committee is responsible for making recommendations to our Board regarding this compensation. Additionally, our Chairman and Chief Executive Officer may also make recommendations or assist our Compensation Committee in making recommendations regarding director compensation.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal year ended December 31, 2006 for services rendered in all capacities, by our Chairman and Chief Executive Officer, our Chief Financial Officer and the three other most highly compensated executive officers during the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Chane Graziano	2006	$486,000	$—	$464,447	$282,000	$14,591	(3)	$1,247,038
Chairman and Chief Executive Officer
Bryce A. Chicoyne	2006	200,000	—	148,115	59,000	7,500	(4)	414,615
Chief Financial Officer and Treasurer
David Green	2006	400,000	—	355,364	233,000	22,040	(5)	1,010,404
President
Susan M. Luscinski	2006	250,000	—	169,492	73,000	10,751	(6)	503,243
Chief Operating Officer
Mark A. Norige	2006	190,000	95,000	112,352	—	8,885	(7)	406,237
President, Harvard Apparatus Business Unit

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended December 31, 2006 in accordance with SFAS No. 123(R), disregarding the estimate of forfeitures. Assumptions used in the calculation of this amount are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.
(2)	These amounts reflect the cash awards to the named individuals under the 2006 Corporate Bonus Plan, which is discussed in further detail on page 11.
(3)	Includes $2,578 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2) and $12,013 in matching contributions made by the Company to Mr. Graziano’s tax-qualified 401(k) Savings Plan account.
(4)	Amount represents matching contributions made by the Company to Mr. Chicoyne’s tax-qualified 401(k) Savings Plan account.
(5)	Includes $8,864 for personal usage of Company owned automobile (as calculated in accordance with Internal Revenue Service guidelines and included as compensation on the W-2), $11,308 in matching contributions made by the Company to Mr. Green’s tax qualified 401(k) Savings Plan account and $1,868 representing life insurance purchased for Mr. Green’s benefit.
(6)	Amount represents matching contributions made by the Company to Ms. Luscinski’s tax-qualified 401(k) Savings Plan account.
(7)	Amount represents matching contributions made by the Company to Mr. Norige’s tax-qualified 401(k) Savings Plan account.

GRANTS OF PLAN-BASED AWARDS—2006

The following table sets forth certain information concerning the individual grant of options to purchase Common Stock to the named executive officer who received such grants during the fiscal year ended December 31, 2006. The exercise price for each stock option equals the closing market price on the date of grant as reported on the NASDAQ Global Market. The option awards identified in the table below are also reported in the Outstanding Equity Awards at Fiscal 2006 Year-End Table on the following page.

Name	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards ($)(1) Target	All Other Option Awards; Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Chane Graziano	8/9/2006		300,000	$4.28	$907,350
		$364,623
Bryce A. Chicoyne	8/9/2006		100,000	$4.28	$302,450
		$75,025
David Green	8/9/2006		200,000	$4.28	$604,900
		$300,101
Susan M. Luscinski	8/9/2006		100,000	$4.28	$302,450
		$93,782
Mark A. Norige	8/9/2006		75,000	$4.28	$226,838

(1)	Represents awards made under the 2006 Corporate Bonus Plan. As described above under “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses,” awards under this plan are based on the Company’s actual non-GAAP adjusted operating income for the year ended December 31, 2006 in excess of a certain amount and, accordingly, this plan did not provide for a minimum or maximum payout. Also, because there is no established target amount under this program, the amount reported under the “Target” sub-column represents the amount that the executives would have earned under the this plan based on the Company’s performance during the fiscal year ended December 31, 2006, if these amounts had not be reduced by the Compensation Committee.
(2)	The options become exercisable in four equal annual installments on each of the first four anniversaries of January 1, 2006. All options are subject to the employee’s continued employment.
(3)	Based on the aggregate grant date fair value computed in accordance with SFAS No. 123(R). Assumptions used in the calculation of this amount are included in Note 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2007.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below. The terms of employment agreements that we have entered into with our executives are described below under “Potential Payments Upon Termination or Change-in-Control.”

Annual Cash Incentive Bonuses

In 2006, the Company adopted the 2006 Corporate Bonus Plan. The terms of the Company’s 2006 Corporate Bonus Plan are described above under “Compensation Discussion and Analysis—Annual Cash Incentive Bonuses.” The bonuses paid upon this plan are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. Additionally, in the 2006 Grants of Plan-Based Awards table, the “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” column for each of the executives relates to the bonuses that were payable under this plan.

2006 Stock Option Grants

In 2006, the Company granted stock options to the named executive officers under the Company’s Amended and Restated 2000 Stock Option and Incentive Plan, as described in the tables above. Each stock option granted has a term of ten years and may be exercised at any time and from time to time prior to its expiration for all or a portion of such option shares that have vested. Each stock option vests in four equal installments on each of the first four anniversaries of January 1, 2006, subject to continued employment. Generally, to the extent vested, each stock option is exercisable during the term of the option while the grantee is employed by us and for a period of 30 days thereafter, unless such termination is upon death or disability, in which the grantee may continue to exercise the option for a period of three months, or for cause, in which case the option terminates immediately. Vesting of this stock option is also subject to acceleration in connection with a change-in-control as described in “Potential Payments Upon Termination or Change-in-Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END—2006

The following table sets forth information concerning the number and value of exercisable and unexercisable options to purchase Common Stock held by the named executive officers who held such options as of December 31, 2006.

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Chane Graziano	—	300,000	(1)	$4.28	8/9/2016
	31,250	93,750	(2)	$2.98	5/25/2015
	62,500	62,500	(3)	$4.01	8/4/2014
	100,000	100,000	(4)	$8.79	3/25/2014
	150,000	50,000	(5)	$3.48	4/8/2013
	200,000	—		$7.92	1/7/2012

	543,750	606,250

Bryce A. Chicoyne	—	100,000	(1)	$4.28	8/9/2016
	12,500	37,500	(2)	$2.98	5/25/2015
	50,000	50,000	(6)	$4.96	8/30/2014

	62,500	187,500

David Green	—	200,000	(1)	$4.28	8/9/2016
	31,250	93,750	(2)	$2.98	5/25/2015
	100,000	100,000	(4)	$7.99	3/25/2014
	150,000	50,000	(5)	$3.16	4/8/2013
	200,000	—		$7.92	1/7/2012

	481,250	443,750

Susan M. Luscinski	—	100,000	(1)	$4.28	8/9/2016
	12,500	37,500	(2)	$2.98	5/25/2015
	50,000	50,000	(4)	$7.99	3/25/2014
	75,000	25,000	(5)	$3.16	4/8/2013
	100,000	—		$7.92	1/7/2012
	98,550	—		$1.05	2/29/2009

	336,050	212,500

Mark A. Norige	—	75,000	(1)	$4.28	8/9/2016
	6,250	18,750	(2)	$2.98	5/25/2015
	25,000	25,000	(4)	$7.99	3/25/2014
	37,500	12,500	(5)	$3.16	4/8/2013
	98,550	—		$1.05	2/29/2009

	167,300	131,250

(1)	The option, also reported in the Grants of Plan-Based Awards Table on the previous page, was granted on August 9, 2006 and, assuming continued employment with the Company, the shares become exercisable on January 1 of each of 2007, 2008, 2009 and 2010.
(2)	The option was granted on May 25, 2005 and, assuming continued employment with the Company, the shares become exercisable on January 1 of each of 2007, 2008 and 2009.

(3)	The option was granted on August 4, 2004 and, assuming continued employment with the Company, the shares become exercisable on August 4 of each of 2007 and 2008.
(4)	The option was granted on March 25, 2004 and, assuming continued employment with the Company, the shares become exercisable on January 2 of each of 2007 and 2008.
(5)	The option was granted on April 8, 2003 and, assuming continued employment with the Company, the shares become exercisable on January 1, 2007.
(6)	The option was granted on August 30, 2004 and, assuming continued employment with the Company, the shares become exercisable on August 30 of each of 2007 and 2008.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In December 2000, the Company entered into employment agreements with each of Messrs. Graziano and Green. Each agreement was initially for a period of two years; however, the agreements automatically extend for two additional years on each second anniversary date unless either party has given notice that they do not wish to extend the agreement. The current terms of these agreements will expire in December 2007, unless extended automatically or otherwise. Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to the executive officer. Under their respective employment agreements, the initial annual salary for Mr. Graziano was $275,000 and the initial annual salary for Mr. Green was $225,000. These salary amounts are subject to review annually by the Compensation Committee. Mr. Graziano’s and Mr. Green’s current annual salaries for fiscal year 2007 are $486,000 and $400,000, respectively. The agreements require these executives to refrain from competing with the Company and from soliciting Company employees for a period of 12 months following termination for any reason. Each agreement also provides for certain payments and benefits for an executive upon a change-in-control or if his employment with the Company is terminated because of death or disability, by the executive for good reason or by the Company without cause. The events constituting cause, good reason and a change-in-control are specified in the agreement. In general, in the case of a termination by the executive for good reason, or by the Company without cause, the executive will receive: (1) cash severance payments, payable in a lump sum upon termination or over 12 months, at the option of the Company, equal to two times the sum of (A) his average annual base salary for the three preceding years or, if higher, his base salary for the prior fiscal year and (B) his average annual incentive cash compensation for the three preceding years or, if higher, his annual incentive cash compensation for the prior fiscal year, (2) an extension of health insurance coverage for one year and (3) an acceleration of vesting for stock options and stock-based awards which otherwise would vest during the next 24 months. In the event that such a termination occurs within 18 months following a change-in-control of the Company, then, in lieu of the cash severance payment described in the foregoing sentence, the executive will receive a cash severance payment, in a lump sum upon termination, equal to three times the sum of (A) his current annual base salary and (B) his annual incentive cash compensation for the most recent fiscal year. The executive’s receipt of payment and benefits in connection with such a termination by the executive for good reason or by the Company without cause is subject to the executive signing a general release of claims in a form and manner satisfactory to the Company. Additionally, the executive’s receipt of the cash severance payments is subject to his continued compliance with the confidentiality and non-compete obligations contained in the agreement. In the case of termination by reason of the executive’s death or disability, the executive or, in the event of his death, his spouse and dependents shall receive health insurance coverage for one year and the vesting for all of executive’s outstanding stock options shall fully accelerate. Additionally, upon a change-in-control, the vesting for all outstanding stock options and other stock-based awards will fully accelerate. Each employment agreement also provides that if any payment under the agreement, including compensation triggered by a change-in-control, constitutes a “parachute payment” under the Internal Revenue Code, such that an excise tax is imposed, the executive is generally entitled to receive a “gross-up payment” equal to the amount of such excise tax owed (including any penalties and interest for underpayments) plus the amount necessary to put the executive in the same after-tax position as if no excise tax had been imposed.

In December 2005, the Company entered into employment agreements with Mr. Chicoyne and Ms. Luscinski. Each agreement was initially for a period of one year; however the agreement automatically extends for an additional year on each anniversary date unless either party has given notice, not less than 90 days prior to such date, that such party does not wish to extend the agreement. The current terms of these agreements will expire in November 2007 unless extended automatically or otherwise. Each agreement provides for the payment of base salary and incentive compensation and for the provision of certain fringe benefits to the executive. Under their respective employment agreements, the initial annual salary for Mr. Chicoyne was $175,000 and the initial salary for Ms. Luscinski was $235,000. These salary amounts are subject to review annually by the Compensation Committee. Mr. Chicoyne and Ms. Luscinski’s current salary under these agreements are $200,000 and $250,000, respectively. The agreements require our executive officers to refrain from competing with the Company and from soliciting Company employees for a period of 12 months following termination for any reason. Each agreement also provides for certain payments and benefits for an executive upon a change-in-control or if his employment with the Company is terminated because of death or disability, by the executive for good reason or by the Company without cause. The events constituting cause, good reason and a change-in-control are specified in the agreement. The payments and benefits under the agreement with Ms. Luscinski and Mr. Chicoyne, in each of these circumstances (including the tax gross-up payment), are the same as those provided for Messrs. Graziano and Green in each of their employment agreements, except that (1) the cash severance payments to be made upon a termination by the executive for good reason, or by the Company without cause, whether before or after a change-in-control, is one times the relevant sum (as opposed to two and three times) and (2) the accelerated vesting for stock options and stock-based awards upon a termination by the executive for good reason, or by the Company without cause, is 12 months (as opposed to 24 months).

The Company has not entered into an employment agreement with Mr. Norige.

Under the Company’s Amended and Restated 2000 Stock Option and Incentive Plan, the stock options that the Company awarded to Messrs. Graziano, Green, Chicoyne, Luscinski and Norige on August 9, 2006 included a term providing for the full acceleration of the unvested portion of such options upon a change-in-control of the Company. Additionally, all of the stock options awarded to these executives prior to August 9, 2006 that were not fully vested as of December 31, 2006 included a term providing for the full acceleration of the unvested portion of such options in the event that the executive’s employment is terminated by the Company without cause or by the executive for good reason within 24 months after certain changes-in-control of the Company. The events constituting cause, good reason and a change-in-control are specified in the stock option agreements.

The tables below reflect the estimated amount of payments and benefits that would have been provided by the Company to each of the named executive officers upon the termination of such executive’s employment with the Company as of December 31, 2006 in each of the following circumstances: termination by the Company without cause, termination by the executive for good reason, termination upon death, termination by the Company upon disability and termination by the Company without cause or by the executive for good reason following a change-in-control. The tables also reflect the estimated amount of payments and benefits that would have been provided by the Company to each of the named executive officers upon a change-in-control of the Company occurring as of December 31, 2006. The types of events constituting cause, good reason, disability and a change-in-control may differ in some respects among the different arrangements providing for benefits to the named executive officers; however, for consistency in presentation, the tables below have grouped these arrangements together based on these concepts without regard for any such differences.

The amounts described in the tables above do not include payments and benefits to the extent they have been earned prior to the termination of employment or change-in-control or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	Accrued salary, bonus and vacation pay;

•	Distribution of plan balances under our 401(k) plan;

•	Life insurance proceeds in the event of death; and

•	Disability insurance payouts in the event of disability.

Chane Graziano

The following table shows the estimated payments upon termination or a change-in-control of the Company for Chane Graziano, the Company’s Chairman and Chief Executive Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$910,000	$—	$—	$2,304,000	$—
Vesting of Stock Options (2)	414,375	609,063	609,063	609,063	609,063
Health Care Benefits (3)	8,845	4,206	8,845	8,845	—
Tax Gross-up	—	—	—	973,366	—

Total	$1,333,220	$613,269	$617,908	$3,895,274	$609,063

(1)	This column assumes a change-in-control occurs on December 31, 2006 followed immediately thereafter by a termination of the executive’s employment on the same date by the Company without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2006, which was $5.13.
(3)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under the Company’s health and dental plans, based on the premiums in effect as of December 31, 2006.

Bryce A. Chicoyne

The following table shows the estimated payments upon termination or a change-in-control of the Company for Bryce A. Chicoyne, the Company’s Chief Financial Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$175,000	$—	$—	$259,000	$—
Vesting of Stock Options (2)	104,750	174,125	174,125	174,125	174,125
Health Care Benefits (3)	12,487	8,845	12,487	12,487

Total	$292,237	$182,970	$186,612	$445,612	$174,125

(1)	This column assumes a change-in-control occurs on December 31, 2006 followed immediately thereafter by a termination of the executive’s employment on the same date by the Company without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2006, which was $5.13.
(3)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under the Company’s health and dental plans, based on the premiums in effect as of December 31, 2006.

David Green

The following table shows the estimated payments upon termination or a change-in-control of the Company for David Green, the Company’s President.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$750,000	$—	$—	$1,899,000	$—
Vesting of Stock Options (2)	317,875	470,063	470,063	470,063	470,063
Health Care Benefits (3)	12,487	12,487	12,487	12,487	—
Tax Gross-up	—	—	—	786,727	—

Total	$1,080,362	$482,550	$482,550	$3,168,277	$470,063

(1)	This column assumes a change-in-control occurs on December 31, 2006 followed immediately thereafter by a termination of the executive’s employment on the same date by the Company without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2006, which was $5.13.
(3)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under the Company’s health and dental plans, based on the premiums in effect as of December 31, 2006.

Susan M. Luscinski

The following table shows the estimated payments upon termination or a change-in-control of the Company for Susan M. Luscinski, the Company’s Chief Operating Officer.

Executive Benefits and Payments Upon Separation	Termination Without Cause or For Good Reason	Termination Upon Death	Termination Upon Disability	Termination After Change-in- Control (1)	Change-in- Control
Cash Severance	$235,000	$—	$—	$323,000	$—
Vesting of Stock Options (2)	145,500	214,875	214,875	214,875	214,875
Health Care Benefits (3)	4,206	—	4,206	4,206	—

Total	$384,706	$214,875	$219,081	$542,081	$214,875

(1)	This column assumes a change-in-control occurs on December 31, 2006 followed immediately thereafter by a termination of the executive’s employment on the same date by the Company without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2006, which was $5.13.
(3)	Reflects the amount of future premiums, which would be paid on behalf of the named executive officer under the Company’s health and dental plans, based on the premiums in effect as of December 31, 2006.

Mark A. Norige

The following table shows the estimated payments upon termination or a change-in-control of the Company for Mark A. Norige, the Company’s President, Harvard Apparatus Business Unit.

Executive Benefits and Payments Upon Separation	Termination After Change-in- Control (1)	Change-in- Control
Vesting of Stock Options (2)	$128,688	$63,750

(1)	This column assumes a change-in-control occurs on December 31, 2006 followed immediately thereafter by a termination of the executive’s employment on the same date by the Company without cause or by the executive for good reason.
(2)	Based on the difference between the exercise price of unvested stock options that accelerate upon the relevant event and the closing price of the Company’s common stock on the Nasdaq Global Market on December 31, 2006, which was $5.13.

EQUITY COMPENSATION PLAN INFORMATION.

The following table sets forth information as of December 31, 2006 concerning the number of shares of common stock issuable under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a))
	(a)
Equity compensation plans approved by security holders (1)	5,246,399	$5.09	1,618,587	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	5,246,399	$5.09	1,618,587

(1)	Consists of the Harvard Apparatus, Inc. 1996 Stock Option and Grant Plan (the “1996 Stock Plan”); the Harvard Bioscience, Inc. Amended and Restated 2000 Stock Option and Incentive Plan (the “2000 Plan”) and the Harvard Bioscience, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”).
(2)	Represents 1,336,829 shares available for future issuance under the 2000 Plan and 281,758 shares available for future issuance under the Stock Purchase Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s outstanding Common Stock as of February 28, 2007 by: (i) all persons known by the Company to own beneficially more than 5% of the Company’s Common Stock; (ii) each of the Company’s Directors and nominees for Director; (iii) each of the named executive officers; and (iv) all of the Directors and executive officers of the Company as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after February 28, 2007 through the exercise of any warrant, stock option or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Common Stock, except to the extent spouses share authority under community property laws.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner (1)	Shares	Percent (2)
Skystone Advisors LLC	4,498,416	14.7	%(3)
Kerry Nelson
Two International Place, Suite 1800
Boston, MA 02110

Chane Graziano	4,448,882	14.2	%(4)

HSO Limited Partnership	3,313,493	10.8	%(3)
The Caymean Corporate Centre, 4th Floo
27 Hospital Road
Georgetown, Grand Cayman
Cayman Islands, British West Indies

FMR Corp.	2,717,810	8.9	%(5)
Edward C. Johnson 3d
82 Devonshire Street
Boston, MA 02109

David Green	2,037,574	6.5	%(6)

LeRoy C. Kopp	1,540,030	5.0	%(7)
7701 France Avenue South, Suite 500
Edina, MN 55435

Dimensional Fund Advisors LP	1,782,256	5.8	%(8)
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Susan M. Luscinski	542,045	1.7	%(9)
Mark Norige	324,364	1.1	%(10)
Bryce Chicoyne	100,000	*	(11)
John F. Kennedy	62,501	*	(12)
Robert Dishman	55,834	*	(13)
Earl R. Lewis	50,834	*	(14)
Neal J. Harte	34,668	*	(15)
George Uveges	8,334	*	(16)
All Executive Officers and Directors, as a group (11 persons)	7,872,536	23.8	%(17)

*	Represents less than 1% of all of the outstanding shares of Common Stock.

(1)	Unless otherwise indicated, the address for all persons shown is c/o Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.
(2)	Based on 30,568,408 shares outstanding on February 28, 2007.
(3)	This information is based solely on a Schedule 13G filed jointly by Skystone Advisors LLC, Kerry Nelson and HSO Limited Partnership with the Securities and Exchange Commission on February 13, 2007 reporting beneficial ownership as of December 31, 2006. Skystone Advisors LLC, Kerry Nelson and HSO Limited Partnership each reported shared investment power with respect to all shares. Shares reported herein for Skystone Advisors LLC and Kerry Nelson represent shares held by HSO Limited Partnership and HSE Masterfund Limited Partnership. Ms. Nelson is the managing member of Skystone Advisors LLC.
(4)	Includes options to acquire 750,000 shares that are exercisable within 60 days of February 28, 2007.
(5)	This information is based solely upon a Schedule 13G filed jointly by FMR Corp. and Edward C. Johnson 3d with the Securities and Exchange Commission on February 14, 2007 reporting beneficial ownership as of December 31, 2006. FMR Corp. reported sole voting power with respect to 456,865 shares and each reported sole investment power with respect to the same 2,717,810 shares. Edward C. Johnson 3d reported beneficial ownership of the shares beneficially owned by FMR Corp. as result his relationship as Chairman and a stockholder of FMR Corp.
(6)	Includes options to acquire 662,500 shares that are exercisable within 60 days of February 28, 2007.
(7)	This information is based solely on a Schedule 13G filed jointly by Kopp Investment Advisors, LLC, Kopp Holding Company, LLC, Kopp Holding Company and LeRoy C. Kopp with the Securities and Exchange Commission on January 19, 2007 reporting beneficial ownership as of December 31, 2006. Kopp Investment Advisors, LLC reported sole voting power with respect to 986,980 shares, sole investment power with respect to 30,000 shares and shared investment power with respect to 1,087,530 shares. Kopp Investment Advisors, LLC is wholly-owned by Kopp Holding Company, LLC that is controlled by LeRoy C. Kopp through Kopp Holding Company. Mr. Kopp reported sole voting and dispositive power with respect to 422,500 shares.
(8)	This information is based solely upon a Schedule 13G filed by Dimensional Fund Advisors LP. with the Securities and Exchange Commission on February 2, 2007 reporting beneficial ownership as of December 31, 2006. Dimensional Fund Advisors LP. reported having sole voting and investment power of all shares and denied beneficial ownership of such shares.
(9)	Includes options to acquire 423,550 shares that are exercisable within 60 days of February 28, 2007.
(10)	Includes options to acquire 217,300 shares that are exercisable within 60 days of February 28, 2007.
(11)	Includes options to acquire 100,000 shares that are exercisable within 60 days of February 28, 2007.
(12)	Includes options to acquire 57,501 shares that are exercisable within 60 days of February 28, 2007.
(13)	Includes options to acquire 55,834 shares that are exercisable within 60 days of February 28, 2007.
(14)	Includes options to acquire 50,834 shares that are exercisable within 60 days of February 28, 2007.
(15)	Includes options to acquire 31,668 shares that are exercisable within 60 days of February 28, 2007.
(16)	Includes options to acquire 8,334 shares that are exercisable within 60 days of February 28, 2007.
(17)	Includes options to acquire 2,565,023 shares that are exercisable within 60 days of February 28, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s executive officers, Directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company.

Based solely on a review of the copies of the reports furnished to the Company, and written representations from certain reporting persons that no other reports were required, the Company believes that during the year ended December 31, 2006, the reporting persons complied with all Section 16(a) filing requirements applicable to them.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram, personal interview, facsimile, e-mail or other means of electronic communication. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Stockholder proposals intended to be presented at the Company’s 2008 annual meeting of stockholders must be received by the Company on or before December 18, 2007 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy and should be mailed to: Secretary, Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746.

The Company’s By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company’s proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company’s Secretary at its principal executive office not less than 90 days or not more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be delivered not earlier than 120 days prior to the date of such meeting and not later than the later of (i) 10 days following the date of public announcement of the date of such meeting or (ii) 90 days prior to the date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

SUBMISSION OF SECURITYHOLDER RECOMMENDATIONS FOR DIRECTOR CANDIDATES

All securityholder recommendations for Director candidates must be submitted in writing to the Chief Financial Officer of the Company at 84 October Hill Road, Holliston, Massachusetts 01746, who will forward all recommendations to the Governance Committee. All securityholder recommendations for Director candidates must be submitted to the Company not less than 120 calendar days prior to the anniversary of the date on which the Company’s proxy statement was released to securityholder in connection with the previous year’s annual meeting. All securityholder recommendations for Director candidates must include:

•	the name and address of record of the securityholder,

•

a representation that the securityholder is a record holder of the Company’s securities, or if the securityholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934,

•

the name, age, business and residential address, educational background, public company directorships, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed Director candidate,

•

a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for Board membership approved by the Board of Directors and set forth in the Governance Committee Charter,

•	a description of all arrangements or understandings between the securityholder and the proposed Director candidate,

•

the consent of the proposed Director candidate to be named in the proxy statement, to have all required information regarding such Director candidate included in the proxy statement, and to serve as a Director if elected, and

•	any other information regarding the proposed Director candidate that is required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders wishing to communicate with the Board of Directors may do so by sending a written communication to any Director at the following address: Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746. The mailing envelope should contain a notation indicating that the enclosed letter is a “Stockholder-Board Communication”. All such letters should clearly state whether the intended recipients are all members of the Board of Directors or certain specified individual Directors. The Secretary of the Company or his designee will make a copy of any stockholder communication so received and promptly forward it to the Director or Directors to whom it is addressed.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP to serve as the Company’s independent auditors for the year ending December 31, 2007. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives are also expected to be available to respond to appropriate questions.

Fees for professional services provided by KPMG LLP in each of the last two fiscal years, in each of the following categories are as set forth in the table below.

	2006	2005
Audit Fees (1)	$1,439,150	$1,629,532
Audit-Related Fees (2)	—	—
Tax Fees (3)	239,538	134,172

Total Fees	$1,678,688	$1,763,704

(1)	Audit Fees included fees associated with the annual audit of the Company’s consolidated financial statements and internal controls over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q and statutory audits for certain international subsidiaries.
(2)	Audit-Related Fees includes fees, other than audit fees, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.
(3)	Tax Fees included domestic and international tax compliance, tax advice and tax planning.

All of the services performed in the year ended December 31, 2006 were pre-approved by the Audit Committee. It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services to be provided to the Company by the independent registered public accounting firm. The Audit Committee’s authority to pre-approve services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision. In February 2004, the Audit Committee delegated this pre-approval authority to its Chairman, John F. Kennedy, for services with aggregate fees of $30,000 or less. In addition, the Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the independent registered public accounting firm’s independence.

CODE OF BUSINESS CONDUCT AND ETHICS

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all Directors, officers and employees of the Company and its subsidiaries including the Chairman and Chief Executive Officer, the Chief Financial Officer and Controller. The Code of Business Conduct and Ethics is available on the Corporate Governance page in the Investor Relations section of the Company’s website at www.harvardbioscience.com. The Company intends to post any amendments to or waivers from this Code of Business Conduct and Ethics at this location on its website. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Owners of common stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple stockholders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to the Company’s investor relations department at Harvard Bioscience, Inc., 84 October Hill Road, Holliston, Massachusetts 01746-1371 or by telephone at 508-893-8999 or by e-mail at IR@harvardbioscience.com.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY DECIDE TO CONTINUE TO HAVE YOUR SHARES VOTED AS YOU INSTRUCTED IN THE PROXY CARD OR YOU MAY WITHDRAW YOUR PREVIOUSLY COMPLETED PROXY AND VOTE YOUR SHARES IN PERSON.

THIS PROXY STATEMENT IS ACCOMPANIED BY THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2006. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006 AND ANY EXHIBITS THEREOF TO ANY STOCKHOLDER, UPON WRITTEN REQUEST TO HARVARD BIOSCIENCE, INC., 84 OCTOBER HILL ROAD, HOLLISTON, MASSACHUSETTS 01746-1371.

PLEASE MARK VOTES

AS IN THIS EXAMPLE        ☒

SOLICITED BY THE BOARD OF DIRECTORS THE 2007ANNUAL MEETING OF STOCKHOLDERS

REVOCABLE PROXY

HARVARD BIOSCIENCE, INC.

For	With- hold	For All Except

☐	☐	☐

PROPOSAL 1

1. – To elect as Class I Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2010 and until such Directors’ successors are duly elected and qualified or until their earlier resignation or removal:

Robert Dishman and Neal J. Harte

The undersigned stockholder of Harvard Bioscience, Inc. (the “Company”) hereby constitutes and appoints Chane Graziano, David Green and Bryce Chicoyne, and each of them acting singly and each with the power to appoint his substitute, and authorizes each of them to represent and to vote all shares of the common stock of the Company held by the undersigned at the close of business on March 30, 2007, at the Annual Meeting of Stockholders to be held at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on Thursday, May 17, 2007 at 11:00 a.m., local time, and at any adjournment or postponements thereof (the “Annual Meeting”). The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2006 Annual Report and revokes any proxy heretofore given with respect to the Annual Meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Please be sure to sign and date

this Proxy in the box below.

Date

Stockholder sign above

Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

HARVARD BIOSCIENCE, INC.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

_______________________________________________

_______________________________________________

_______________________________________________